UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(AMENDMENT NO. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report- April 28, 2008
(Date of earliest event reported)

US GEOTHERMAL INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34023	84-1472231
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

1505 Tyrell Lane, Boise, Idaho 83706
(Address of principal executive offices)

208-424-1027
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

EXPLANATORY NOTE

As previously disclosed on Form 8-Ks filed on April 1, 2008 and April 7, 2008, the Company through its wholly-owned subsidiary, U.S. Geothermal, Inc. an Idaho corporation, entered into an Asset Purchase Agreement dated as of March 31, 2008 with Michael B. Stewart, individually, and Empire Geothermal Power LLC (“Empire”, together with Mr. Stewart, “Seller”) and a Water Rights Permits Purchase Agreement dated as of March 31, 2008 with Mr. Stewart, to acquire a 3.6 -megawatt operating geothermal power plant and approximately 28,358 acres (44.3 square miles) of geothermal energy leases and certain ground water rights all located north of Reno Nevada. Such agreements were filed as exhibits on the Form 8-K filed on April 7, 2008.

The asset purchase transaction (the “Transaction”) contemplated by the Asset Purchase Agreement and Water Rights Permits Purchase Agreement was completed in two closings. The first closing occurred on April 1, 2008 and consisted of the transfer of approximately 18,000 acres of undeveloped U.S. Bureau of Land Management (“BLM”) geothermal leases and certain ground water rights. The second closing occurred on April 30, 2008 and transferred the existing geothermal power plant and the balance of the geothermal leases. The geothermal leases transferred in the second closing relate to the power plant and include private and BLM leases. The total Transaction purchase price is US$16.62 million. A US$11.3 million payment was made at the time of the first closing and an additional payment of US$5.32 million was paid at the second closing. The assets relating to the existing geothermal power plant were transferred to USG Nevada LLC, a wholly-owned limited liability company of the Company.

On May 2, 2008 U.S. Geothermal Inc. (the “Company”) filed a Current Report on Form 8–K, as amended on July 8, 2008 in order to file the required financial information related to the acquisition of Empire. This Amendment No. 2 to that Current Report is filed for the purpose of filing unaudited interim financial statements for Empire Geothermal Power LLC (“Empire”) for the three months ended March 31, 2007 and March 31, 2008. Accordingly, the only Item being amended is Item 9.01.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of business acquired

          Interim financial statements for Empire Geothermal Power LLC for the three months ended March 31, 2007 and March 31, 2008 are attached hereto as Exhibit 99.5.

(c) Exhibits

99.5	Interim Financial Statements for Empire Geothermal Power LLC for the three months ended March 31, 2007 and March 31, 2008

SIGNATURES

Pursuant to requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 26, 2008	U.S. Geothermal Inc.

	By:	/s/ Kerry D. Hawkley
Kerry D. Hawkley
Chief Financial Officer